UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 9, 2016

Genesee & Wyoming Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-31456	06-0984624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20 West Avenue, Darien, Connecticut	06820
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 202-8900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed to correct errors in the reconciliation of non-GAAP financial measures attached as Exhibit 99.1 to the Form 8-K filed on December 12, 2016 (the “Initial Form 8-K”) and the resulting illustrative Credit Agreement covenant-based net adjusted debt to adjusted EBITDA ratio for the twelve months ended September 30, 2016 (as defined and calculated under the Credit Agreement). The information set forth below under Item 7.01 and attached hereto as Exhibit 99.1 replaces in its entirety the information under Item 7.01 and Exhibit 99.1, respectively, in the Initial Form 8-K. Except for Item 7.01 and Exhibit 99.1 hereto, this Form 8-K/A does not modify or update any other disclosures in the Initial Form 8-K.

Item 7.01 – Regulation FD.

On December 12, 2016, Genesee & Wyoming Inc. (the “Company” or “G&W”) announced that a subsidiary of the Company entered into an agreement to acquire Pentalver Transport Limited (“Pentalver”) from a subsidiary of APM Terminals (a subsidiary of A.P. Møeller-Maersk A/S) for approximately £87 million (or approximately US$110 million at current exchange rates). In its first full year of operation, the Company anticipates Pentalver will generate approximately £105 million of revenue and £12 million of EBITDA. Through the planned expansion of existing terminal space as well as the benefit of operational efficiencies, the Company expects to generate an additional £2 million of EBITDA that will be realized over the next two to three years. G&W believes Pentalver will require less than £500,000 in annual capital expenditures and will have annual depreciation and amortization expense of approximately £4 million.(1)

The Company plans to fund the Pentalver acquisition and repay indebtedness under its Senior Secured Syndicated Credit Facility Agreement (the “Credit Agreement”) with the proceeds from the sale of 4,000,000 shares of its Class A Common Stock (the “Equity Sale”). Assuming the completion of the Equity Sale and after adjusting for the expected 12-month impact from contributions from the pending Pentalver acquisition, the November 1, 2016 acquisition of the Providence & Worcester Railroad Company (“P&W”) (currently held in a voting trust until the U.S. Surface Transportation Board approves the Company’s control of P&W) and the acquisition of Glencore Rail (NSW) Pty Limited (“GRail”) on December 1, 2016, the illustrative Credit Agreement covenant-based net adjusted debt to adjusted EBITDA ratio for the twelve months ended September 30, 2016 (as defined and calculated under the Credit Agreement) would have been approximately 3.4 to 1.0.(1)

(1)	Earnings before interest, taxes, depreciation and amortization (EBITDA) as well as net adjusted debt and adjusted EBITDA, calculated in accordance with the covenant requirements of the Credit Agreement, are “non-GAAP financial measures” as this term is defined in Regulation G under the Securities Exchange Act of 1934. These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP measures are set forth in the tables attached hereto under Item 9.01 as Exhibit 99.1 and incorporated into this Item 7.01 by reference.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Cautionary Statement Regarding Forward-Looking Statements

This filing contains forward-looking statements. Statements that are not historical facts, including statements about beliefs or expectations, are forward-looking statements. These statements are based on plans, estimates and projections, including with respect to Pentalver and other recent acquisitions, at the time the Company makes the statements and readers should not place undue reliance on them. In some cases, readers can identify forward-looking statements by the use of forward-looking terms such as “may,” “will,” “should, “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terms. Forward-looking statements involve inherent risks and uncertainties and the Company cautions readers that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statement. Factors that could cause actual results to differ materially from those described in this filing include, among others: uncertainties as to whether and when the Pentalver acquisition will be consummated; general economic and business conditions; and other factors. Readers are cautioned not to place undue reliance on the forward-looking statements included in this filing, which speak only as of the date hereof. The Company does not undertake to update any of these statements in light of new information or future events.

Item 9.01– Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibits are filed herewith:

Exhibit	Description

99.1	Reconciliation of Non-GAAP Financial Measures.

99.2	Press release, dated December 9, 2016, announcing carload traffic for November 2016 (previously filed with the Initial Form 8-K).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

Date: December 13, 2016	By:	/s/ Allison M. Fergus
	Name:	Allison M. Fergus
	Title:	General Counsel and Secretary

INDEX OF EXHIBITS

Exhibit	Description

99.1	Reconciliation of Non-GAAP Financial Measures.

99.2	Press release, dated December 9, 2016, announcing carload traffic for November 2016 (previously filed with the Initial Form 8-K).

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